Exhibit 99.1

BioScrip Announces Amendment to Credit Agreement and New Senior Loan Facility

DENVER, January 6, 2017 — BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions, today announced that it has entered into an agreement to amend its existing Credit Agreement (the “Amendment”), dated July 31, 2013, among BioScrip, the guarantors, SunTrust Bank as administrative agent, and a syndicate of lenders. Additionally, BioScrip and the guarantors under the existing Credit Agreement announced a new $25 million senior loan facility.

The amended Credit Agreement, together with the new senior loan facility, as approved by BioScrip’s lenders, includes the following benefits:

•	$25 million new senior loan facility from existing lenders, providing $19 million in incremental liquidity and a $6 million reduction in existing revolver balances

•	Revised covenants, under which the Company anticipates full compliance

•	Revised commitment reduction schedule, which the Company believes it can comfortably manage

About BioScrip

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

Forward-Looking Statements - Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; the Company’s ability to comply with the covenants in its debt agreements; the success of the Company’s initiatives to mitigate the impact of the Cures Act on its business; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contacts

Jeffrey M. Kreger

Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

David Clair

ICR, Inc.

(646) 277-1266

david.clair@icrinc.com